SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

POLY SHIELD TECHNOLOGIES INC.
(Name of Registrant as Specified in its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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POLY SHIELD TECHNOLOGIES INC.

151 San Francisco St., Suite 201

San Juan, Puerto Rico 00901

Tel: 1-800-648-4287

NOTICE OF ACTION TO BE TAKEN
BY WRITTEN CONSENT

July 29, 2014

To The Corporation’s Stockholders:

NOTICE IS HEREBY GIVEN that on July 1, 2014, Paer Tomas Rasmus Norling, the holder of approximately 57.6% of the outstanding shares in the common stock of Poly Shield Technologies Inc. (the “Corporation”), has approved, by written consent in lieu of a special meeting of the stockholders of the Corporation, the following corporate actions (collectively, the “Corporate Actions”):

1.

An amendment to the Corporation’s Certificate of Incorporation to change the name of the Corporation from “Poly Shield Technologies Inc.” to “Triton Emission Solutions Inc.” (the “Name Change”); and

2.

An amended and restated Certificate of Incorporation reflecting the Name Change and integrating all previously effected amendments to the Corporation’s Certificate of Incorporation (the “Restated Certificate of Incorporation”).

The Corporation’s Board of Directors approved the Name Change and the Restated Certificate of Incorporation on June 26, 2014 and recommended that the stockholders of the Corporation approve the Name Change and the Restated Certificate of Incorporation.

The attached Information Statement is being circulated to provide you with notice that the Corporate Actions have been approved by the written consent of the holder of a majority of the Corporation’s outstanding common stock.  No further action by the Corporation’s stockholders is required. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Corporate Actions are expected to become effective twenty (20) days after the date this Information Statement is mailed to the Corporation’s stockholders.

This Notice and the attached Information Statement are being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors of

Poly Shield Technologies Inc.,

/s/ Rasmus Norling

Rasmus Norling

Chief Executive Officer, Chief Technology Officer, President and Chairman

POLY SHIELD TECHNOLOGIES INC.

151 San Francisco St., Suite 201

San Juan, Puerto Rico 00901

Tel: 1-800-648-4287

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement has been filed with the United States Securities and Exchange Commission (the “SEC”) and is being furnished to the holders of the outstanding shares of common stock, par value $0.001, of Poly Shield Technologies Inc., a Delaware corporation (“we”, “us”,  “our” or the “Corporation”). The purpose of this Information Statement is to provide notice that the Corporation’s majority stockholder, Paer Tomas Rasmus Norling, holding 50,700,000 shares or 57.6% of the issued and outstanding shares of the Corporation’s common stock as of the record date of July 1, 2014 (the “Record Date”) approved the following corporate actions (collectively, the “Corporate Actions”):

1.

An amendment to the Corporation’s Certificate of Incorporation to change the name of the Corporation from “Poly Shield Technologies Inc.” to “Triton Emission Solutions Inc.” (the “Name Change”); and

2.

An amended and restated Certificate of Incorporation reflecting the Name Change and integrating all previously effected amendments to the Corporation’s Certificate of Incorporation (the “Restated Certificate of Incorporation”).

The Corporation will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of its common stock. This Information Statement is expected to be sent out on or about July 28, 2014 (the “Mailing Date”) to the stockholders of the Corporation as of the Record Date.

The Corporation expects to effect the Name Change by filing the Restated Certificate of Incorporation with the Delaware Secretary of State approximately twenty (20) days after the Mailing Date.

The Corporation is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Delaware General Corporation Law. No additional action will be undertaken by the Corporation with respect to the receipt of the written consents, and no dissenters’ rights are afforded under the Delaware General Corporation Law as a result of the adoption of the Corporate Actions.

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO CHANGE THE NAME OF THE CORPORATION TO “TRITON EMISSION SOLUTIONS INC.” AND RESTATED CERTIFICATE OF INCORPORATION

Effective June 26, 2014, the Corporation’s Board of Directors approved an amendment to the Corporation’s Certificate of Incorporation to effect the Name Change and the adoption of the Restated Certificate of Incorporation reflecting the Name Change and integrating into one instrument all previously effected amendments to the Corporation’s Certificate of Incorporation. Other than the Name Change, the Restated Certificate does not amend the Corporation’s Certificate of Incorporation as presently in effect and will not result in any change to the rights of the Corporation’s security holders or to the capital accounts of the Corporation.

A copy of the proposed Restated Certificate of Incorporation is attached as Exhibit A to this Information Statement.

Reasons for the Name Change

The Corporation’s Board of Directors approved and recommended that the Corporation’s stockholders approve the Name Change to more accurately reflect the Corporation’s business operations.

Name Change and Restated Certificate of Incorporation Approved by Written Consent in Lieu of Meeting

The Corporate Actions were approved by written consent resolutions executed by Paer Tomas Rasmus Norling on the Record Date in lieu of holding a meeting of the Corporation’s Stockholders.  On the Record Date, Mr. Norling held 50,700,000 shares, or 57.6% of the outstanding shares, of the Corporation’s common stock.  In addition to being the Corporation’s majority stockholder, Mr. Norling is the Chief Executive Officer, Chief Technical Officer, President and Chairman of the Corporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. The remaining stockholders of the Corporation will not be given an opportunity to vote with respect to the Corporate Actions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the proposed actions to be taken by written consent.

The elimination of the need for a meeting of stockholders to approve these actions is made possible by Section 228 of the Delaware General Corporate Law, which generally provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by persons holding a majority of the outstanding voting securities of the corporation.

Expected Effectiveness of the Name Change and Restated Certificate of Incorporation

Under Section 14(c) of the Securities Exchange Act of 1934 (the “Exchange Act”), the Corporate Actions cannot become effective until twenty (20) days after the date that this Information Statement is sent to the Corporation’s Stockholders.

To effect the Name Change, the Corporation intends to file the Restated Certificate of Incorporation with the Delaware Secretary of State approximately 20 days after the date that this Information Statement is first sent to the Corporation’s Stockholders of record as of the Record Date. A copy of the Restated Certificate of Incorporation to be filed is attached as Exhibit A to this Information Statement. However, the Corporation’s Board of Directors is authorized to abandon the Name Change and the Restated Certificate of Incorporation at any time prior to their effectiveness.

No Appraisal Rights

Under the Delaware General Corporation Law, the Corporation’s stockholders are not entitled to appraisal or discount rights with respect to the Name Change or the adoption of the Restated Certificate of Incorporation.

OUTSTANDING VOTING STOCK OF THE CORPORATION

The Board of Directors of the Corporation fixed the close of business on July 1, 2014 as the record date for determining the stockholders entitled to approve the Corporate Actions and to receive copies of this Information Statement (the “Record Date”).  As of the Record Date, there were 87,995,005 shares of common stock outstanding. The Corporation’s common stock constitutes the sole outstanding class of its voting securities. As at the date hereof, the Corporation has not issued any preferred stock.  Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information concerning the number of shares of the Corporation’s common stock owned beneficially as of the Record Date by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of its voting securities, (ii) each of the Corporation’s directors and each of its named executive officers (as defined under Item 402(m)(2) of Regulation S-K), and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following tables does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.  As of the Record Date, there were 87,995,005 shares of the Corporation’s common stock issued and outstanding.

Security Ownership of Certain Beneficial Owners (more than 5%)

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Rasmus Norling 103 De Diego Ave., Apt. 601 San Juan, PR 00911	60,700,000(1) Direct	61.9%
Common Stock	KF Business Ventures, LP 10866 Wilshire Boulevard, Suite 1500, Los Angeles, California 90024	6,904,546(2) Direct	7.3%
Common Stock	Robert C. Kopple 10866 Wilshire Boulevard, Suite 1500, Los Angeles, California 90024	7,904,546(2)(3) Indirect	8.2%

Security Ownership of Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Rasmus Norling 103 De Diego Ave., Apt 601 San Juan, PR 00911	60,700,000(1) Direct	61.9%
Common Stock	Brad Eckenweiller(4) 105 De Diego Apr. 601 N San Juan, PR 00911	168,200 Direct	0.2%
Common Stock	James Pakulis(5) 27758 Santa Margarita Parkway, #199 Mission Viejo, CA 92691	2,133,334 Direct	2.4%
Common Stock	John da Costa 810 - 789 Pender Street West Vancouver, BC V6C 1H2	Nil	0%
Common Stock	Jeffrey Buczek 1520 SW 55th Avenue Plantation, FL 33317	Nil	0%
Common Stock	Mitchell Miller 421 NE 10th Terrace Boca Raton, FL 33432	Nil	0%
Common Stock	Directors and Executive Officers (as a group)	63,001,534	64.3%

(1)

60,700,000 shares listed as being held by Mr. Norling include non-transferrable warrants to purchase 10,000,000 shares of the Corporation’s common stock at initial exercise price of $1.00 per share which expire on March 10, 2017 (subject to earlier termination as set out in the terms of the warrants). Mr. Norling has the right to exercise these warrants by way of cashless exercise for up to 5,000,000 shares of the Corporation’s common stock.

(2)

Mr. Kopple is the President of Kopple Financial, Inc., the general partner of KF Business Ventures, LP.  As such, Mr. Kopple is listed as having voting and investment power over the securities listed as beneficially owned by KF Business Ventures.  The shares listed as beneficially owned by KF Business Ventures consists of warrants to purchase up to 6,904,546 shares of the Corporation’s common stock at an initial exercise price of $1.00 per share.  KF Business Ventures has the right to exercise these warrants by way of cashless exercise for up to 3,452,273 shares of the Corporation’s common stock.

(3)

The shares listed as being indirectly owned by Mr. Kopple consist of the 6,904,546 shares issuable upon exercise of the warrants directly owned by KF  Business Ventures, plus an additional 1,000,000 shares of common stock directly held by the EL II Properties Trust dated 7/1/1983, and over which Mr. Kopple has sole voting power and sole dispositive power.

(4)	Mr. Eckenweiller resigned as an executive officer and director of the Corporation effective May 16, 2014.
(5)	Mr. Pakulis resigned as an executive officer and director of the Corporation effective April 16, 2014.

CHANGES IN CONTROL

The Corporation is not aware of any other arrangement that may result in a change in control of the Corporation.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Corporation will only deliver one Information Statement to multiple stockholders sharing an address unless the Corporation has received contrary instructions from one or more of the stockholders. The Corporation will promptly deliver a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

POLY SHIELD TECHNOLOGIES INC.

151 San Francisco St., Suite 201

San Juan, Puerto Rico 00901

Tel: 1-800-648-4287

Stockholders may also address future requests for separate delivery of Information Statements and/or annual reports by contacting the Corporation at the address listed above.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the Corporate Actions.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Corporation is subject to the Exchange Act and is required to file reports, proxy statements, and other information with the Securities and Exchange Commission regarding the business, financial condition, and other matters of the Corporation pursuant to and in accordance with the Exchange Act.  You may read and copy the reports, proxy statements, and other information filed by the Corporation from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The reports, proxy statements, and other information filed with the Securities and Exchange Commission are also available to the public over the internet at http://www.sec.gov, the internet website of the Securities and Exchange Commission.  All inquiries regarding the Corporation should be addressed to the principal executive offices of the Corporation at 151 San Francisco St., Suite 201, San Juan, Puerto Rico, 00901 Tel: 1-800-648-4287.

BY ORDER OF THE BOARD OF DIRECTORS OF POLY SHIELD TECHNOLOGIES INC.

Date: July 29,2014

/s/ Rasmus Norling
Rasmus Norling Chief Executive Officer, Chief Technology Officer, President and Chairman

EXHIBIT A

Amended and Restated of Certificate of Incorporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

TRITON EMISSION SOLUTIONS INC.

A Delaware Corporation

TRITON EMISSION SOLUTIONS INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.

The name of the Corporation is Triton Emission Solutions Inc.  The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 2, 2000.

2.

This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 and 245 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation.

3.

The text of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

ARTICLE I.

The name of the Corporation is Triton Emission Solutions Inc.

ARTICLE II.

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle, DE  19808.  The name of the agent at that address is Corporation Service Company.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the General Corporation Law of the State of Delaware.

ARTICLE IV.

The total number of shares of stock that the Corporation will authority to issue is Two Hundred and Five Million (205,000,000) with a par value of one mil ($0.001) per share.  Two Hundred Million (200,000,000) of those shares are Common Stock and Five Million (5,000,000) of those shares are Preferred Stock.  Each share of Common Stock will entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of the Corporation is sought.  The holders of shares of Preferred Stock will have no right to vote such shares, except (i) as determined by the Board of Directors of the Corporation in accordance with the provisions of Section (3) of ARTICLE V of this Certificate of Incorporation, or (ii) as otherwise provided by the Delaware General Corporation Law, as amended from time to time.  The stockholders will not possess cumulative voting rights.  The holders of shares of capital stock of the Corporation will not be entitled to preemptive or preferential rights to subscribe to any unissued stock or any other securities that the Corporation may now or hereafter be authorized to issue.  The Corporation’s capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

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ARTICLE V.

The Board of Directors of the Corporation shall be, and hereby is, authorized and empowered, subject to limitations prescribed by law and the provisions of ARTICLE IV of this Certificate of Incorporation, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of each such series.  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1)

The number of shares that constitute such series and the distinctive designation of such series;

(2)

The dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(3)

Whether such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)

Whether such series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate, in such events as the Board of Directors shall determine;

(5)

Whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date upon or after which those shares shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary in different circumstances and at different redemption dates;

(6)

Whether that series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such fund;

(7)

The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

(8)

Any other relative rights, preferences and limitations of such series.

ARTICLE VI.

Each director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived any improper personal benefit.  In the event that the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of each director of the Corporation shall be eliminated or limited to the fullest and most complete extent permitted by the Delaware General Corporation Law, as so amended.

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And repeal or modification of this ARTICLE VI by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of such repeal or modification.

ARTICLE VII.

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision specified in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at any such time then in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this ARTICLE VII.

ARTICLE VIII.

(a)  The number of directors constituting the entire Board of Directors of the Corporation shall not be less than one (1) nor more than eight (8) as fixed from time to time by vote of a majority of the entire Board of Directors of the Corporation; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at that time in office.

(b)

Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders of the Corporation called for that purpose.  Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this ARTICLE VIII shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

ARTICLE IX.

All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation.  In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the bylaws of the Corporation, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board of Directors; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation, except by the vote of the holders of not less than two-thirds (2/3) of the outstanding shares of stock entitled to vote upon the election of directors.

IN WITNESS WHEREOF, Triton Emission Solutions Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, thereunto duly authorized, this ____ day of ________________, 2014.

TRITON EMISSION SOLUTIONS INC.

a Delaware corporation

By:____________________________

______________________________

Name:

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